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                                                                    EXHIBIT 5

                              December 27, 1999



Hall, Kinion & Associates, Inc.
19925 Stevens Creek Blvd., Suite 180
Cupertino, CA 95014

          Re: Hall, Kinion & Associates, Inc. Registration Statement on Form S-8 for Offering of 429,125 Shares of Common Stock

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 286,083 shares of Common Stock under the 1997 Stock Option Plan and (ii) 143,042 shares of Common Stock under the IT Professional Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Option Plan and the IT Professional Stock Plan and in accordance with the Registration Statement such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Gunderson Dettmer Stough
                                        Villeneuve Franklin & Hachigian, LLP

                                        Gunderson Dettmer Stough
                                        Villeneuve Franklin & Hachigian, LLP